Exhibit 5.1

	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP	FIRM/AFFILIATE OFFICES
ONE MANHATTAN WEST
NEW YORK, NY 10001
	————	-----------
	TEL: (212) 735-3000	BOSTON
	FAX: (212) 735-2000	CHICAGO
	www.skadden.com	HOUSTON
LOS ANGELES
PALO ALTO
	May 16, 2022	WASHINGTON, D.C.
WILMINGTON
-----------
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
TOKYO
NXP Semiconductors N.V.		TORONTO
60 High Tech Campus
5656AG Eindhoven
Netherlands

RE:	NXP Semiconductors N.V. – $500,000,000 4.400%
Senior Notes due 2027; and $1,000,000,000 5.000%
Senior Notes due 2033

Ladies and Gentlemen:

We have acted as special United States counsel to NXP Semiconductors N.V., a public company with limited liability organized under the laws of The Netherlands (the “Parent” or “Our Client”), in connection with the public offering by NXP B.V., a private company with limited liability organized under the laws of The Netherlands (the “Company”), NXP Funding LLC, a Delaware limited liability company (“NXP Funding”), and NXP USA, Inc., a Delaware corporation (“NXP USA” and, together with the Company and NXP Funding, the “Issuers”) of $500,000,000 aggregate principal amount of 4.400% Senior Notes due 2027 and $1,000,000,000 aggregate principal amount of 5.000% Senior Notes due 2033 (the “Notes”) to be issued under the Indenture, dated as of May 16, 2022 (the “Base Indenture”), by and among the Issuers, the Parent, as guarantor (in such capacity, the “Guarantor”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 16, 2022 (the “First Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”) by and among the Issuers, the Guarantor, as guarantor, and the Trustee. The Securities are unconditionally guaranteed by the Parent (such guarantees, together with the Notes, the “Securities”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

NXP Semiconductors N.V.

May 16, 2022

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)

the registration statement on Form S-3ASR (File No. 333-263733) of the Issuers relating to debt securities of the Issuers filed on March 21, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)	the prospectus, dated March 21, 2022 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)

the preliminary prospectus supplement, dated May 12, 2022 (together with the Base Prospectus, the “Preliminary Prospectus”) relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)

the prospectus supplement, dated May 12, 2022 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)

an executed copy of the Underwriting Agreement, dated May 12, 2022 (the “Underwriting Agreement”), among the Issuers, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuers to the Underwriters of the Securities;

(f)	an executed copy of the Base Indenture, including Article 16 thereof containing the guaranty obligations of the Guarantor (the “Guarantees”);

(g)	an executed copy of the First Supplemental Indenture;

(h)

the global certificates, executed by the Issuers and evidencing the Securities registered in the name of Cede & Co. (the “Note Certificates”), delivered by the Issuers to the Trustee for authentication and delivery;

NXP Semiconductors N.V.

May 16, 2022

(i)

a copy of NXP Funding’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of May 5, 2022, and certified pursuant to NXP Funding’s Secretary’s Certificate (as defined below);

(j)

a copy of NXP USA’s Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of May 5, 2022, and certified pursuant to NXP USA’s Secretary’s Certificate (as defined below);

(k)

a copy of NXP Funding’s Limited Liability Company Agreement (the “LLC Agreement”), dated as of September 22, 2006, by the Company (formerly known as Philips Semiconductors International B.V.), as sole member of NXP Funding, certified pursuant to NXP Funding’s Secretary’s Certificate;

(l)	a copy of NXP USA’s By-laws, as amended and in effect as of the date hereof, certified pursuant to NXP USA’s Secretary’s Certificate;

(m)	a copy of certain resolutions of the Board of Directors of NXP USA, adopted on May 5, 2022, certified pursuant to NXP USA’s Secretary’s Certificate;

(n)	a copy of the written consent of the Company as the sole member of NXP Funding, adopted on May 5, 2022, certified pursuant to NXP Funding’s Secretary’s Certificate;

(o)	an executed copy of a certificate of Luc de Dobbeleer, Authorized Officer of NXP Funding, dated the date hereof (“NXP Funding’s Secretary’s Certificate”); and

(p)

an executed copy of a certificate of Timothy Shelhamer, Authorized Officer of NXP USA, dated the date hereof (“NXP USA’s Secretary’s Certificate,” and together with NXP Funding’s Secretary’s Certificate, the “Secretary’s Certificates”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Parent and the Issuers and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Parent and the Issuers and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

NXP Semiconductors N.V.

May 16, 2022

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Parent and the Issuers and others and of public officials, including those in NXP Funding’s Secretary’s Certificate and NXP USA’s Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”) and (iii) the Delaware Limited Liability Company Act (the “DLLCA”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement, the Indenture and the Notes Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Notes Certificates have been duly authorized by all requisite corporate or limited liability company, as applicable, action on the part of NXP USA and NXP Funding under the DGCL or the DLLCA, as applicable, and when duly authenticated by the Trustee and issued and delivered by the Issuers against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms under the laws of the State of New York.

2. When the Note Certificates are duly authenticated by the Trustee and are issued and delivered by the Issuers against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantees will constitute the valid and binding obligation of the Parent, enforceable against the Parent in accordance with their terms under the laws of the State of New York.

NXP Semiconductors N.V.

May 16, 2022

The opinions stated herein are subject to the following qualifications:

(a)

we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)

we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)

except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)

we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)

we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind any of the Parent, the Company, NXP Funding or NXP USA to the exclusive jurisdiction of any particular federal court or courts;

(f)

we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting

NXP Semiconductors N.V.

May 16, 2022

the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)	we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(h)

we do not express any opinion with respect to the enforceability of any provisions contained in the Guarantees or the related Transaction Documents to the extent that such provisions provide that the obligations of the Guarantor are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(i)

we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(j)

we have assumed, with your consent, that the choice of a currency other than U.S. dollars as the currency in which any Securities are denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(k)

to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)	each of the Company and the Parent (i) is duly formed and is validly existing and in good standing, (ii) has requisite legal status and legal

NXP Semiconductors N.V.

May 16, 2022

capacity under the laws of The Netherlands and (iii) has complied and will comply with all aspects of the laws of The Netherlands, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which the Company (including in its capacity as the sole member of NXP Funding) or the Parent is a party;

(b)

each of the Company and the Parent has the power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which the Company (including in its capacity as the sole member of NXP Funding) or the Parent is a party;

(c)	each of the Transaction Documents to which the Company and the Parent is a party has been duly authorized, executed and delivered by all required action on the part of the Company and the Parent;

(d)

neither the execution and delivery by the Company, NXP Funding, NXP USA or the Parent of the Transaction Documents to which the Company, NXP Funding, NXP USA or the Parent is a party nor the performance by any of the Company, NXP Funding, NXP USA or the Parent of its obligations under each of the Transaction Documents to which the Company, NXP Funding, NXP USA or the Parent is a party (including the issuance and sale of the Securities): (i) conflicts or will conflict with the organizational documents of the Company or the Parent, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which any of the Company, NXP Funding, NXP USA or the Parent or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (iii) contravenes or will contravene any order or decree of any governmental authority to which any of the Company, NXP Funding, NXP USA or the Parent or its property is subject, or (iv) violates or will violate any law, rule or regulation to which any of the Company, NXP Funding, NXP USA or the Parent or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law);

NXP Semiconductors N.V.

May 16, 2022

(e)

neither the execution and delivery by the Company, NXP Funding, NXP USA or the Parent of the Transaction Documents to which the Company, NXP Funding, NXP USA or the Parent is a party nor the performance by any of the Company, NXP Funding, NXP USA or the Parent of its obligations under the Transaction Documents to which the Company, NXP Funding, NXP USA or the Parent is a party (including the issuance and sale of the Securities) requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(f)

the LLC Agreement is the only limited liability company agreement, as defined under the Delaware Limited Liability Company Act, of NXP Funding; NXP Funding has, and since the time of its formation has had, at least one validly admitted and existing member of NXP Funding and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by NXP Funding or its sole member, as applicable, that would result in, the liquidation, dissolution or winding-up of NXP Funding, (ii) no event has occurred that has adversely affected the good standing of NXP Funding under the laws of its jurisdiction of formation, and NXP Funding has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of NXP Funding’s Certificate of Formation;

(g)

we have assumed that NXP Funding has accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment;

(h)

we call to your attention that under Section 5-1402 of the New York General Obligations Law an action may be maintained by or against a foreign corporation, a non-resident or a foreign state only if the action or proceeding arises out of or relates to a contract, agreement or undertaking and accordingly we do not express any opinion to the extent any provision extends to any dispute not arising out of or relating to the contractual relationship, whether in tort, equity or otherwise; and

(i)	we do not express any opinion whether the execution or delivery of any Transaction Document by any of the Company, NXP Funding, NXP USA or the Parent, or the performance by any of the Company,

NXP Semiconductors N.V.

May 16, 2022

NXP Funding, NXP USA or the Parent of its obligations under any Transaction Document the Company, NXP Funding, NXP USA or the Parent is a party will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company, NXP Funding, NXP USA or the Parent or any of their respective subsidiaries.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate,

Meagher & Flom LLP